UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 25, 2014
Date of Report (Date of earliest event reported)

DESTINY MEDIA TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

COLORADO	000-28259	84-1516745
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

750 – 650 West Georgia Street
Vancouver, British Columbia, Canada	V6B 4N7
(Address of principal executive offices)	(Zip Code)

(604) 609-7736
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.07        SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On September 25, 2014, Destiny Media Technologies Inc. (the “Company”) held a Special Meeting of the stockholders (the “Meeting”). At the Meeting, the stockholders voted on a proposal to change the Company’s jurisdiction of incorporation from Colorado to Nevada through a process known as a conversion under Colorado and Nevada corporate law (the "Conversion"). The stockholders approved the Conversion and cast their votes as described below.

	For	Withhold	Abstained/Withheld
Approve Plan of Conversion	27,746,659	227,851	38,317

Since the stockholders approved the Conversion at the Meeting, the Company intends to file a Statement of Conversion with the Secretary of State of Colorado and Articles of Conversion with the Secretary of State of Nevada. Upon filing the Articles of Conversion with the Secretary of State of Nevada, the Company will be converted into a Nevada corporation and will be governed by the laws of the State of Nevada. The assets and liabilities of the Nevada corporation immediately after the Conversion will be identical to the assets and liabilities of the Colorado corporation immediately prior to the Conversion. The officers and directors of the Company immediately before the Conversion becomes effective will be the officers and directors of the Nevada corporation. The change of corporate jurisdiction will not result in any material change to the Company’s business and will not have any effect on the relative equity or voting interests of the Company’s stockholders. Each previously outstanding share of the Company’s common stock will become one common share of the Nevada corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESTINY MEDIA TECHNOLOGIES INC.

Date: September 29, 2014

By:
/s/ STEVE VESTERGAARD
STEVE VESTERGAARD
Chief Executive Officer and President